Exhibit 10.7

Renewal Agreement:

Agreement Date : 26 June 2020	Confirmation No : R-911513

Business Centre Details	Client Details

DUBLIN, Spaces South Docklands	Company Name	Amarin Pharmaceuticals Ireland Ltd

	Phone	+353 87 833 5658

	Email	tom.maher@amarincorp.com

Office Payment Details (exc. VAT and exc. services)
Office Number	Number of people	Price per Office
114	4	€ 2,115.60

Service Provision :	Start Date	1 October 2020	End Date	30 April 2021
All agreements end on the last calendar day of the month.

Terms and Conditions

We are Regus CME Ireland Limited [the Provider], please click the link below for terms and conditions.